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                                     10.83

                               GIBBONS EMPLOYMENT
                                   AGREEMENT
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                                FIRST AMENDMENT
                            TO EMPLOYMENT AGREEMENT


         This First Amendment is hereby made to amend that certain Employment Agreement entered into by and between The Sports Club Company, Inc., a Delaware
corporation (the "Company") and John M. Gibbons (the "Executive")   on July 14,
1995 (the "Agreement") as follows:

1. Paragraph 4(b) is hereby amended by deleting the first sentence thereof and adding in its place and stead the following:

     "Executive shall be paid a bonus of Fifty Thousand Dollars ($50,000.00). Such bonus shall be paid in two equal installments of $25,000 each, with the first to be paid in April 1996 and the second to be paid in July 1996."

2. Paragraph 8 is hereby amended to provide for an option exercise price of $3.00, the fair market value as of April 24, 1996.


3. All other terms and conditions of this Agreement shall remain in full force and effect.


Dated as of April 24, 1996


The Sports Club Company, Inc.                   Executive
a Delaware corporation


By:    /s/ D. Michael Talla                        /s/ John M. Gibbons
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           D. Michael Talla                            John M. Gibbons